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For Immediate Release

Workers Ratify New Competitive Labor Agreement
At Dresser-Rand’s Painted Post Operation

Painted Post, NY, November 9, 2009 – Dresser-Rand Group Inc. ("Dresser-Rand" or the "Company") (NYSE: DRC) and the IUE-CWA today confirmed that the members of IUE-CWA Local 313, representing approximately 340 workers at Dresser-Rand Company’s Painted Post, New York facility, have ratified a new labor agreement after working for nearly two years without a contract.  The contract is effective November 9, 2009, through March 1, 2013.

“With this new agreement, Painted Post secures its competitive position as a leading reciprocating compressor manufacturer on the global stage,” stated Dresser-Rand President and CEO Vincent R. Volpe Jr.  “We are proud our employees continued to focus on productivity, product quality and delivery performance as we worked toward this long-awaited result.”

Calling the agreement “innovative,” IUE-CWA President Jim Clark added: “We have new language that will allow the union and company to work together on initiatives that are of mutual benefit. Along with the leadership of Dresser-Rand, we at IUE-CWA are convinced that with the proper approach it is possible for U.S. manufacturers to be both globally competitive and provide workers with fair pay and benefits.”

 “The company is pleased with having reached an agreement,” commented Jim Garman, Dresser-Rand’s Vice President and Chief Administrative Officer.  “By ratifying the agreement the employees have achieved a level of certainty with respect to wages and benefits for the next three and a half years.  The agreement also launches a spirit of renewed cooperation between the union and company through the establishment of a Joint Business Council to discuss issues such as safety, lean training and an apprenticeship program.”

About IUE-CWA

As the Industrial Division of the Communications Workers of America, IUE-CWA represents a force of 90,000 active and retired men and women united collectively to seek dignity on the job and a secure future for themselves, their children and all future generations.  The Division is headquartered in Dayton, Ohio, and represents workers primarily in manufacturing as well as the others in the public sector and under the Service Contract Act.

About Dresser-Rand

Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries.  The Company operates manufacturing facilities in the United States, France, United Kingdom, Germany, Norway, India, and China, and maintains a network of 35 service and support centers covering more than 140 countries.

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This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, the Company’s plans, objectives, goals, strategies, future events, future bookings, revenues, or performance, capital expenditures, financing needs, plans, or intentions relating to acquisitions, business trends, executive compensation, and other information that is not historical information.  The words “anticipates”, “believes”, “expects”, “intends”, “appears”, “outlook”, and similar expressions identify such forward-looking statements.  Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those projected.  These factors, risks and uncertainties include, among others, the following: potential for material weaknesses in its internal controls; economic or industry downturns; the variability of bookings due to volatile market conditions, subjectivity clients exercise in placing orders, and timing of large orders; volatility and disruption of the credit markets; its inability to generate cash and access capital on reasonable terms and conditions; its inability to implement its business strategy to increase aftermarket parts and services revenue; competition in its markets; failure to complete or achieve the expected benefits from any future acquisitions; economic, political, currency and other risks associated with international sales and operations; fluctuations in currencies and volatility in exchange rates; loss of senior management; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; unexpected product claims and regulations; infringement on its intellectual property or infringement on others’ intellectual property; difficulty in implementing an information management system; and the Company’s brand name may be confused with others.  These and other risks are discussed in detail in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.  Actual results, performance, or achievements could differ materially from those expressed in, or implied by, the forward-looking statements.  The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition.  The Company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.  For information about Dresser-Rand, go to its website at www.dresser-rand.com.

IUE-CWA Contact: Joe Giffi, (585) 254-6212

Dresser-Rand Investor Contact: Blaise Derrico, Director Investor Relations (713) 973-5497

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